Exhibit 99.1

SAFETY ANNOUNCES FIRST QUARTER 2011 RESULTS AND

DECLARES SECOND QUARTER 2011 DIVIDEND

Boston, Massachusetts, May 4, 2011.  Safety Insurance Group, Inc. (NASDAQ:SAFT) today reported first quarter 2011 results.  Net loss for the quarter ended March 31, 2011 was $4.0 million, or $0.26 per diluted share, compared to net income of $12.8 million, or $0.85 per diluted share, for the comparable 2010 period.  Safety’s book value per share decreased to $42.33 at March 31, 2011 from $43.37 at December 31, 2010.  Safety paid $0.50 per share in dividends to investors during the quarter ended March 31, 2011 compared to $0.40 per share during the comparable 2010 period.  Safety paid $1.80 per share in dividends to investors during the year ended December 31, 2010.

The quarter ended March 31, 2011 was marked by unusually severe winter weather in New England and the frequency and closeness of events combined to produce elevated catastrophe and non-catastrophe claims activity throughout our personal and commercial property lines.  For the quarter ended March 31, 2011, loss and loss adjustment expenses incurred increased by $32.9 million, or 37.2%, to $121.6 million from $88.7 million for the comparable 2010 period.  Loss, expense, and combined ratios calculated under U.S. generally accepted accounting principles for the quarter ended March 31, 2011 were 84.1%, 29.5%, and 113.6%, respectively, compared to 66.6%, 31.4%, and 98.0%, respectively, for the comparable 2010 period.  Total prior year favorable development included in the pre-tax results for the quarter ended March 31, 2011 was $9.7 million compared to $12.5 million for the comparable 2010 period.

Direct written premiums for the quarter ended March 31, 2011 increased by $10.0 million, or 6.5%, to $164.1 million from $154.1 million for the comparable 2010 period.  The 2011 increase occurred primarily in our personal automobile and homeowners business lines, both of which experienced an increase of 2.0% in average written premium per exposure and increases of 2.3% and 15.6%, respectively, in written exposures.

Net written premiums for the quarter ended March 31, 2011 increased by $10.4 million, or 7.1%, to $157.5 million from $147.1 million for the comparable 2010 period.  Net earned premiums for the quarter ended March 31, 2011 increased by $11.4 million, or 8.6%, to $144.6 million from $133.2 million for the comparable 2010 period.  Net written and net earned premiums increased primarily due to the factors that increased direct written premiums.

Net investment income for the quarter ended March 31, 2011 decreased by $0.6 million, or 5.8%, to $10.2 million from $10.8 million for the comparable 2010 period.  The 2011 decrease primarily resulted from lower short-term interest rates and ongoing maintenance of short duration to protect the portfolio from rising interest rates. Net effective annualized yield on the investment portfolio decreased to 3.7% for the quarter ended March 31, 2011 from 4.1% for the comparable 2010 period.  Our duration was 3.3 years at March 31, 2011 and December 31, 2010.

Today the Board of Directors approved and declared a quarterly cash dividend of $0.50 per share on the issued and outstanding common stock, payable on June 15, 2011 to shareholders of record at the close of business on June 1, 2011.

About Safety:  Safety Insurance Group, Inc. is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, and Safety Property and Casualty Insurance Company which are Boston, MA, based writers of property and casualty insurance.  Safety is a leading writer of personal automobile insurance in Massachusetts.

Additional Information:  Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com.  Safety filed its December 31, 2010 Form 10-K with the SEC on

March 14, 2011 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties.  There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to the competitive nature of our industry and the possible adverse effects of such competition.  Although a number of national insurers that are much larger than we are do not currently compete in a material way in the Massachusetts private passenger automobile market, if one or more of these companies decided to aggressively enter the market it could have a material adverse effect on us.  Other significant factors include conditions for business operations and restrictive regulations in Massachusetts, the possibility of losses due to claims resulting from severe weather, the possibility that the Commissioner of Insurance may approve future Rule changes that change the operation of the residual market, our possible need for and availability of additional financing, and our dependence on strategic relationships, among others, and other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2010 filed with the SEC on March 14, 2011.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.  You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	March 31,	December 31,
	2011	2010
	(Unaudited)
Assets
Investments:
Securities available for sale:
Fixed maturities, at fair value (amortized cost: $994,137 and $1,030,354)	$1,023,661	$1,063,237
Equity securities, at fair value (cost: $14,902 and $13,704)	16,398	14,624
Other invested assets, at cost, which approximates fair value	3,348	2,817
Total investment securities	1,043,407	1,080,678
Cash and cash equivalents	55,428	40,291
Accounts receivable, net of allowance for doubtful accounts	146,878	145,726
Receivable for securities sold	7,539	—
Accrued investment income	8,985	9,471
Taxes recoverable	8,949	5,061
Receivable from reinsurers related to paid loss and loss adjustment expenses	4,306	4,579
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	52,168	53,147
Ceded unearned premiums	12,478	12,461
Deferred policy acquisition costs	54,598	52,824
Deferred income taxes	4,595	3,643
Equity and deposits in pools	13,591	19,971
Other assets	13,252	11,600
Total assets	$1,426,174	$1,439,452

Liabilities
Loss and loss adjustment expense reserves	$396,732	$404,391
Unearned premium reserves	318,944	306,053
Accounts payable and accrued liabilities	38,075	54,239
Payable to reinsurers	4,594	5,571
Other liabilities	25,275	15,722
Total liabilities	783,620	785,976

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 16,908,517 and 16,795,504 shares issued	169	168
Additional paid-in capital	153,700	151,317
Accumulated other comprehensive income, net of taxes	20,162	21,972
Retained earnings	524,049	535,545
Treasury stock, at cost: 1,727,455 shares	(55,526)	(55,526)
Total shareholders’ equity	642,554	653,476
Total liabilities and shareholders’ equity	$1,426,174	$1,439,452

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended March 31,
	2011	2010
Net earned premiums	$144,646	$133,157
Net investment income	10,165	10,792
Net realized (losses) gains on investments	(419)	110
Finance and other service income	4,405	4,296
Total revenue	158,797	148,355

Losses and loss adjustment expenses	121,630	88,674
Underwriting, operating and related expenses	42,629	41,868
Interest expense	22	22
Total expenses	164,281	130,564

(Loss) income before income taxes	(5,484)	17,791
Income tax (benefit) expense	(1,530)	5,017
Net (loss) income	$(3,954)	$12,774

(Loss) earnings per weighted average common share:
Basic	$(0.26)	$0.85
Diluted	$(0.26)	$0.85

Cash dividends paid per common share	$0.50	$0.40

Number of shares used in computing (loss) earnings per share:
Basic	15,100,293	15,085,096
Diluted	15,100,293	15,102,105

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended March 31,
	2011	2010
Written Premiums
Direct	$164,084	$154,106
Assumed	4,167	3,593
Ceded	(10,732)	(10,611)
Net written premiums	$157,519	$147,088

Earned Premiums
Direct	$151,471	$139,862
Assumed	3,890	4,219
Ceded	(10,715)	(10,924)
Net earned premiums	$144,646	$133,157